UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 7, 2004
Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-23272	87-0439579
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

420 Chipeta Way
Salt Lake City, Utah 84108
(Address of Principal Executive Offices)

(801) 583-4939
(Registrant’s Telephone Number, Including Area Code)

ITEM 5:     Other Events

        On July 7, 2004, the Company closed on the sale in a private placement of 1,333,333 shares of its common stock to Nycomed Danmark ApS for an aggregate purchase price of $40 million. Following the closing, the Company intends to file with the Securities and Exchange Commission a Registration Statement on Form S-3 registering the resale of the shares by Nycomed. This statement does not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

        The Audit Committee of the Company, with the assistance of its independent counsel, has completed the investigation of the circumstances leading to the execution by the Company of contracts with two contract research organizations, PharmData Inc. and Data Capture International, Inc.. The Company had previously announced that it believed the contracts were procured by PharmData and DCI through improper payments to one of our employees not a part of our senior management, who has since been terminated. The final results of the investigation confirmed this belief and indicated that no other Company employee was involved.

        In connection with the Company’s General Counsel, James U. Jensen, leaving the Company on July 2, 2004, Kevin J. Ontiveros has been appointed Acting General Counsel and Corporate Secretary for the Company. He previously served as Associate General Counsel And Assistant Corporate Secretary for the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2004	NPS PHARMACEUTICALS, INC.
By: /s/ Kevin J. Ontiveros
Kevin J. Ontiveros, Corporate Secretary